Exhibit 107
Calculation of Filing Fee Table
Form
S-3
(Form Type)
Northwest Natural Holding Company
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rules	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	1	Equity	Common Stock, no par value	Rule 457(o) and Rule 457(r)			$200,000,000	0.00014760	$29,520.00

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

		Total Offering Amount					$200,000,000		$29,520.00

		Total Fees Previously Paid							$0.00

		Total Fee Offsets							$0.00

		Net Fee Due							$29,520.00
Offering Note

1
The prospectus supplement (the “
Prospectus Supplement
”) to which this Exhibit is attached is a final prospectus for the related offering. In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the “
Securities Act
”), the registrant initially deferred payment of all of the registration fee in respect of the base prospectus filed with, and forming a part of, its Registration Statement on Form
S-3
(File No. 333-281437) which was filed with the Securities and Exchange Commission on August 9, 2024 hereunder. An indeterminate number of shares of common stock as shall have an aggregate initial offering price not to exceed $200,000,000 are being offered under the Prospectus Supplement as may from time to time be issued at indeterminate prices. In addition, pursuant to Rule 416(a) of the Securities Act, the shares of common stock being offered under the Prospectus Supplement include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being offered under the Prospectus Supplement as a result of stock splits, stock dividends or similar transactions.